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                                                                     Exhibit 8.1

[Letterhead of Gray Cary Ware Freidenrich LLP]
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September 27, 2001

iPrint Technologies, inc.
255 Constitution Drive
Menlo Park, CA 94025

Ladies and Gentlemen:

This opinion is being delivered to you in accordance with the requirements of
Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of a registration statement on Form S-4 of a Proxy Statement/Prospectus (the "Registration Statement") pursuant to the Amended and
                           ----------------------
Restated Agreement and Plan of Reorganization dated as of August 30, 2001 (the "Merger Agreement") by and among iPrint Technologies, Inc., a Delaware
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corporation ("iPrint"), Metal Combination Corp., a California corporation
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("Merger Sub") and a wholly owned subsidiary of iPrint, and Wood Alliance, a
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California corporation ("Wood"). Pursuant to the Merger Agreement, Merger Sub
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will merge with and into Wood (the "Merger").
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Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").
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We have acted as legal counsel to iPrint in connection with the preparation and execution of the Merger Agreement. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (1) the Merger Agreement; (2) representations and warranties made to us by iPrint,
Merger Sub and Wood in certain tax representation letters (the "Tax
                                                                ---
Representation Letters"); (3) the facts, statements, descriptions and
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representations set forth in the Registration Statement; and (4) such other instruments and documents related to the formation, organization and operation of iPrint and Wood or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (and are relying thereon, without any independent investigation or review thereof):

     1. the truth and accuracy, as of the date hereof and at the Effective Time, of the statements, covenants, representations and warranties contained in the Merger Agreement, in the

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GRAY CARY WARE FREIDENRICH LLP

iPrint Technologies, Inc.
September 27, 2001
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Tax Representation Letters that have been provided to us and that were issued in support of this opinion, and in the Registration Statement and other documents related to iPrint and Wood as we have deemed necessary or appropriate for purposes of issuing this opinion;

         2. consummation of the Merger in accordance with the Merger Agreement, without any waiver, breach or amendment of any material provisions of the Merger Agreement, the effectiveness of the Merger under applicable state law, and the performance of all covenants contained in the Merger Agreement and the Tax Representation Letters without waiver or breach of any material provisions thereof;

         3. the accuracy, without qualification, of any representation or statement made "to the knowledge of" or similarly qualified, and as to all matters in which a person or entity is making a representation that such person or entity is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement inconsistent with such representation, there is in fact no such plan, intention, understanding, or agreement inconsistent with such representation;

         4. the reporting of the Merger as a reorganization, within the meaning of Section 368(a) of the Code, by iPrint and Wood in their respective federal income tax returns;

         5. the absence of any occurrence since the date of the Tax Representation Letters, which change could have caused any of the declarations and representations contained in those letters to be untrue, incorrect or incomplete in any respect at any time since that date; and

         6. the authenticity of original documents (including signatures), conformity to the originals of documents submitted to us as copies, and due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

Based on the foregoing, the discussion in the Joint Proxy Statement/Prospectus, which forms part of the Registration Statement, under the caption "Material Federal Income Tax Consequences of the Merger," to the extent it constitutes descriptions of legal matters or legal conclusions regarding the federal income tax laws of the United States, is our opinion as to the material United States federal income tax consequences of the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events.

This opinion addresses only the matters described above. No opinion is expressed as to any other matter, including any other tax consequences of the Merger or any other transaction (including any transaction undertaken in connection with the Merger) under any foreign, federal, state or local tax law.

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GRAY CARY WARE FREIDENRICH LLP

iPrint Technologies, Inc.
September 27, 2001
Page Three


No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if any of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion has been delivered to you only for the purpose stated. It is intended for the benefit of iPrint and the shareholders of Wood and may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent, however, to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH LLP